Exhibit 10.2

Amendment to Employment Agreement

THIS AMENDMENT (“Amendment”), dated as of March 25, 2009, to the Employment Agreement, dated as of July 1, 2007 and amended as of November 8, 2007 (the “Agreement”), between The Estée Lauder Companies Inc., a Delaware corporation (the “Company”), and William P. Lauder, a resident of New York, New York, (the “Executive”).

W I T N E S S E T H:

WHEREAS, the Executive and the Company are parties to the Agreement;

WHEREAS, the Company and the Executive wish to amend the Agreement to reflect the mutually agreed upon changes;

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and obligations hereinafter set forth, the parties hereto, intending to be legally bound, hereby agree to amend the Agreement as follows:

1.	Effectiveness. All changes to the Agreement set forth in this Amendment shall be effective as of July 1, 2009, assuming continued employment by the Executive as of such date.

2.	Title and Duties. Paragraphs 1 and 2shall be amended to provide that the Executive shall serve as the Executive Chairman.

3.

Equity-Based Compensation – Annual Awards. The recommended annual equity-based compensation awards set forth in Paragraph 4(a) shall be of a value at the time of grant of no less than $2,000,000.00 with such value determined in accordance with procedures generally utilized by the Company for its financial reporting at the time of grant; provided, however, at no time shall an annual grant exceed or be in respect of more than 200,000 shares of Class A Common Stock at target performance (provided that above-target performance payouts on performance share units shall not be subject to this limitation).

4.	Miscellaneous.

a.	Except as provided above, all other terms and conditions of the Agreement shall remain the same.
b.	All paragraph references are to the paragraph in the Agreement.
c.	Capitalized terms used in this Amendment shall have the meanings ascribed to such terms in the Agreement, except to the extent the term is modified herein.
d.	This Amendment shall be subject to, and governed by, the laws of the State of New York applicable to contracts made and to be performed therein.

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the date first written above.

THE ESTÉE LAUDER COMPANIES INC.

/s/ William P. Lauder	By:	/s/ Amy DiGeso
William P. Lauder		Name:	Amy DiGeso
		Title:	Executive Vice President – Global Human Resources